                                                                   (EXHIBIT 23)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in registration Statement No. 333-3456 of Cost Plus, Inc. on Form S-8 of our report dated March 14, 1997, appearing in this Annual Report on Form 10-K of Cost Plus, Inc. for the year ended February 1, 1997.

Deloitte & Touche LLP

San Francisco, California
April 30, 1997